Execution Version

OMNIBUS CONSENT AND AMENDMENT IN RESPECT OF
TRANSACTION DOCUMENTS

THIS OMNIBUS CONSENT AND AMENDMENT IN RESPECT OF TRANSACTION DOCUMENTS (this “Consent”) is made and entered into as of February 2,  2018 (the “Effective Date”),  by and among MMA Capital Management, LLC, a Delaware limited liability company  (“MMAC”), MMA Financial, Inc., a Maryland corporation (“Seller”),  MMA Energy Capital, LLC, a Maryland limited liability company (“MEC”), Hunt FS Holdings II, LLC, a Delaware limited liability company (“Buyer”), Hunt Companies, Inc., a Delaware corporation (“Hunt”), Hunt FS Holdings, LLC, a Delaware limited liability company (“Hunt FS Holdings”) and Hunt FS Holdings I, LLC, a Delaware limited liability company (“Hunt FS Holdings I”).

A. MMAC, Seller, MEC, Buyer and Hunt (solely with respect to its express obligations under Article V) are parties to that certain Master Transaction Agreement, dated as of January 8, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “MTA”);

B. Buyer, as maker, executed that certain Purchase Money Note, dated January 8, 2018, in favor of MMAC, as payee, in the original principal amount of $57,000,000 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Note”);

C. Hunt FS Holdings and MMAC are parties to that certain Pledge and Security Agreement, dated January 8, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Hunt FS Holdings has pledged, among other things, 100% of its membership interest in Hund FS Holdings II;

D. Hunt executed that certain Parent Undertaking Guaranty, dated as of January 8, 2018, for the benefit of MMAC (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Parent Guaranty”,  and together with the MTA, the Note, the Pledge Agreement and any and all ancillary documents executed in connection therewith, the “Transaction Documents”);

E. Hunt FS Holdings owns 100% of the membership interests in Hunt FS Holdings I and 100% of the membership interests in the Buyer;
F. Hunt FS Holdings has requested that MMAC consent to Hunt FS Holdings transferring 100% of its 100% ownership interest in Buyer to Hunt FS Holdings I (the “Transfer”).

G. Concurrently herewith, Hunt FS Holdings and Hunt FS Holdings I and MMAC propose to enter into an Assignment and Assumption Agreement (the “Assumption”), pursuant to which Hunt FS Holdings I will assume all of the obligations of Hunt FS Holdings as Pledgor under the Pledge Agreement; and

H. The parties hereby desire to enter into this Consent to acknowledge the substitution of Hunt FS Holdings for Hunt FS Holdings I as Pledgor under the Pledge Agreement and other related matters.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, MMAC, Seller, MEC, Buyer, Hunt, Hunt FS Holdings and Hunt FS Holdings I,  as applicable, intending to be legally bound, agree to the terms set forth below.

1. CONSENT. MMAC hereby consents to the Transfer, effective upon the satisfaction of the following conditions:
(a)	The Assumption, by and among Hunt FS Holdings, Hunt FS Holdings I and MMAC shall have been fully executed and delivered to MMAC.
(b)

MMAC shall have received a closing certificate for Hunt FS Holdings I, including copies of (i) the Certificate of Formation (and any amendments thereto) certified by the Delaware Secretary of State, (ii) the LLC Agreement including all amendments thereto, and (iii) resolutions approving the Transfer and the Assumption.

(c)	MMAC shall have received a secretary certificate for Hunt confirming authorization of its officers to execute this Consent and consummate the transactions described herein.

2. AMENDMENTS.  The parties agree that, upon the effectiveness of the consent under Section 1, all references to either “Pledgor” or “Hunt FS Holdings” contained in the Transaction Documents shall refer to “Hunt FS Holdings I”, as the context may require.

3. REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer hereby represents and warrants, in favor of MMAC, that no event or condition presently exists which would either immediately or with the passage of time or giving of notice or both, result in an Event of Default (as defined in the Note) under the Note.

4. REPRESENTATIONS AND WARRANTIES OF HUNT FS HOLDINGS.  Hunt FS Holdings represents and warrants, in favor of MMAC, that no event or condition presently exists which would either immediately or with the passage of time or giving of notice or both, result in an Event of Default (as defined in the Pledge Agreement) under the Pledge Agreement.

5. REPRESENTATIONS AND WARRANTIES OF HUNT. Hunt hereby represents and warrants, in favor of MMAC, as follows:

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(a)

The execution, delivery and performance by Hunt of this Consent and the consummation of the transactions contemplated hereunder, including the execution and delivery by Hunt FS Holdings and Hunt FS Holdings I of the Assumption, do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Hunt, FS Holdings, or Hunt FS Holdings I, are subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any court order, indenture, mortgage, deed to secure debt, deed of trust, trust deed, charge, lien, or any contract, agreement or other instrument to which Hunt, Hunt FS Holdings, or Hunt FS Holdings I , are a  party or which may be binding on or applicable to Hunt, Hunt FS Holdings, or Hunt FS Holdings I, where such contravention, conflict, default or breach would reasonably be expected to have a material adverse effect on the business, property, operations or financial condition of Hunt, Hunt FS Holdings, Hunt FS Holdings I or Buyer, taken as a whole; and

(b)

Hunt hereby represents and warrants, in favor of MMAC, that immediately following the Transfer: (i) Hunt FS Holdings will own 100% of the equity interests in Hunt FS Holdings I and (ii) Hunt FS Holdings I will own 100% of the equity interests in the Buyer.

(c)

Hunt hereby represents and warrants, in favor of MMAC, that no event or condition presently exists which would either immediately or with the passage of time or giving of notice or both, result in a default or Event of Default under the Parent Guaranty.

6. LIMITATIONS.  No provision of the Transaction Documents is amended, restated, supplemented, waived or otherwise modified in any way other than as provided herein.  Except as otherwise expressly provided in this Consent, all of the terms, conditions and provisions of the Transaction Documents remain unaltered and in full force and effect in accordance with their terms and are hereby ratified and confirmed.

7. EFFECTIVENESS; COUNTERPARTS.  This Consent shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.  This Consent may be executed in any number of counterparts, any set of which signed by each of the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

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EXECUTED, effective as of the Effective Date.

MMA Capital Management, LLC		MMA Financial, Inc.
By:		By:
	Michael L. Falcone		Michael L. Falcone
	Chief Executive Officer		President

MMA Energy Capital, LLC

By:
Michael L. Falcone
President

[Signatures continue on next page]

[Signature Page to Omnibus Consent and Amendment in respect of Transaction Documents]

Hunt Companies, Inc.	Hunt FS Holdings II, LLC

By:	By:
Name:	Name:
Title:	Title:

Hunt FS Holdings, LLC	Hunt FS Holdings I, LLC

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to Omnibus Consent and Amendment in respect of Transaction Documents]